Exhibit 3.8
LIMITED LIABILITY COMPANY AGREEMENT
OF
FABRENE, L.L.C.
     This LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of Fabrene, L.L.C. (the “Company”) is effective as of December 29, 2007.
     1. Formation of Limited Liability Company. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. 18-101, et. seq., as it may be amended from time to time, and any successor to such statute (the “Act”). The rights and obligations of the Member (as defined below) and the administration and termination of the Company shall be governed by the Agreement and the Act. The Agreement shall be considered the “Limited Liability Company Agreement” of the Company within the meaning of Section 18-101 (7) of the Act. To the extent that this Agreement is inconsistent in any respect with the Act, this Agreement shall control.
     2. Members. The name, address and percentage interest of each member of the Company (each a “Member” and collectively the “Members”) are set forth on Exhibit A. As of the date hereof, Chicopee, Inc. is the sole Member. Exhibit A shall be modified from time to time to reflect any additional Members of the Company.
     3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental thereto.
     4. Name. The name of the Company shall be “Fabrene, L.L.C.”
     5. Registered Agent and Principal Office. The registered office and registered agent of the Company in the State of Delaware shall be as the Member may designate from time to time. The Company may have such other offices as the Member may designate from time to time. The mailing address of the Company shall be:
c/o Polymer Group, Inc.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269
     6. Term of the Company. The Company shall commence on the date the Certificate of Formation (the “Certificate”) was filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.
     7. Management of Company. Management of the affairs of the Company shall be vested in the managers, and not all members by virtue of their status as such shall be managers of the Company. Subject to any provision in the Certificate, this Agreement or the Act restricting, enlarging or modifying the management rights and duties of any manager, or management procedures, if there is more than one manager, each Manager shall have equal rights and authority to participate in the management of the Company, and management decisions shall require the approval, consent, agreement or ratification of a majority of the managers. The initial managers of the Company shall be Michael Hale and Willis C. Moore III (the “Managers”). The Managers may appoint a President and one or more Vice Presidents and such other officers of the Company as the Managers may deem necessary or advisable to manage the day-to-day business affairs of the Company (the “Officers”). The Officers shall serve at the pleasure of the Managers. To the extent delegated by the Managers, the Officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company.
     8. Distributions. Each distribution of cash or other property by the Company shall be made 100% to the Member. Each item of income, gain, loss, deduction, and credit of the Company shall be reported 100% by the Member.
     9. Dissolution and Winding Up. The Company shall dissolve and its business and affairs shall be wound up pursuant to a written instrument executed by the Member.
     10. Liability and Indemnification.
     (a) Except as otherwise provided by the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager or Officer.
     (b) (i) No Covered Person (as defined below) shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.
          (ii) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.
     (c) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person (including alleged breaches of fiduciary duty) in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 10(c)

shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability with respect to such indemnity.
     (d) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10(c) hereof.
     (e) The Company may purchase and maintain insurance, on behalf of Covered Persons and such other persons as the Managers shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Managers shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations hereunder and containing such other procedures regarding indemnification as are appropriate.
     For purposes of this Agreement, a “Covered Person” means a Member, Manager, an Officer, a person to whom the Managers delegate management responsibilities, any affiliate, officer, director or shareholder of a Member, or Manager, or any employee or agent of the Company or of a Covered Person.
     11. Certificates of Membership Interest. All membership interests in the Company shall be certificated in the form attached hereto as Exhibit B or in such other form as the Managers may elect. The Company hereby irrevocably elects that all membership interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware. Each certificate evidencing membership interests in the Company shall bear the following legend: “This certificate evidences an interest in Fabrene, L.L.C. and shall be a security for purposes of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware.” This provision shall not be amended, and no such purported amendment to this provision, shall be effective until all outstanding certificates have been surrendered for cancellation.
     12. Amendments. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.
     13. Governing Law. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.
     14. Transfer. The Member’s membership interest is transferable either voluntarily or by operation of law. Upon the transfer of a Member’s entire membership interest (other than a temporary transfer or transfer as a pledge or security interest) the Member shall cease to be a Member and shall have no further rights or obligations under this agreement, except that the Member shall have the right to such information as may be necessary for the computation of the Member’s tax liability.
     15. Admission of Additional Members. The Member may admit additional Members and determine the capital contributions of such additional Members.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date first above written.

MEMBER: CHICOPEE, INC.
By:	/s/ Daniel L. Rikard
	Name:	Daniel L. Rikard
	Title:	Secretary

EXHIBIT A
MEMBERS

Member	Member Interest
Chicopee, Inc.	100%
c/o Polymer Group, Inc.
9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina 28269
Attention: President
Telephone: 704-697-5100

EXHIBIT B
THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND FABRENE, L.L.C. MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER, OR OTHER DISPOSITION OF SUCH INTERESTS.
THIS CERTIFICATE EVIDENCES AN INTEREST IN FABRENE, L.L.C. AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE
No. 1
FABRENE, L.L.C.
A Limited Liability Company under the laws of the State of Delaware
Certificate of Interest
This certifies that _____[Y]___________, Inc. is the owner of a membership interest in Fabrene, L.L.C. (the “Company”) subject to the terms of the Limited Liability Company Agreement dated as of December 29, 2007, as the same may be amended from time to time in accordance with its terms (the “Limited Liability Company Agreement”). The membership interest evidenced hereby shall be the interest in the Company appearing on Exhibit A to the Limited Liability Company Agreement set forth thereon, as the same may be amended from time to time in accordance with its terms.
This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.
THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT.
IN WITNESS WHEREOF, the said Company has caused this Certificate to be issued to its member ______[Y]________, Inc. this day of, _______.

FABRENE, L.L.C.
By:
Name:
Title:

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND FABRENE, L.L.C. MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM ANY PROPOSED SALE, TRANSFER, OR OTHER DISPOSITION OF SUCH INTERESTS.
THIS CERTIFICATE EVIDENCES AN INTEREST IN FABRENE, L.L.C. AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE
No. 1
FABRENE, L.L.C.
A Limited Liability Company under the laws of the State of Delaware
Certificate of Interest
This certifies that Chicopee, Inc. is the owner of a membership interest in Fabrene, L.L.C. (the “Company”) subject to the terms of the Limited Liability Company Agreement dated as of December 29, 2007, as the same may be amended from time to time in accordance with its terms (the “Limited Liability Company Agreement”). The membership interest evidenced hereby shall be the interest in the Company appearing on Exhibit A to the Limited Liability Company Agreement set forth thereon, as the same may be amended from time to time in accordance with its terms.
This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Limited Liability Company Agreement.
THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT.
IN WITNESS WHEREOF, the said Company has caused this Certificate to be issued to its member, Chicopee, Inc. this 29th day of December, 2007.

FABRENE, L.L.C.
By:
Name:
Title:

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FOR VALUE RECEIVED, does hereby sell, assign and transfer unto
(print or type name of assignee)
the membership interest evidence by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said interest on the books of the within-named Company, with full power of substitution in the premises.
Dated as of:

By:
Name:
Title:

In presence of:
NOTICE: The signature to
this assignment must
correspond with the name as
written upon the face of the
Certificate in every
particular, without alteration
or enlargement, or any
change whatever.

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